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                                                                    Exhibit 23.1

                       Consent of Independent Auditors

We consent to the use of our report included herein on the combined balance sheets of the Semiconductor Components Group of Motorola, Inc. as of December 31, 1997 and 1998 and the combined statements of revenues less direct and allocated expenses before taxes for each of the years in the three-year period ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the prospectus.

                                /s/ KPMG LLP

Phoenix, Arizona
January 31, 2000